Exhibit 10.3

ANSYS, Inc.

UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING

OF THE COMPENSATION AND STOCK OPTION

COMMITTEE OF THE BOARD OF DIRECTORS

March 14, 2011

The undersigned, being all the members of the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of ANSYS, Inc. (the “Company”), hereby consent to the adoption of the following resolutions and agree that said resolutions shall have the same effect as if duly adopted at a meeting of the Committee held for that purpose:

RESOLVED:	To approve the Second Amendment to Employment Agreement between the Company and James E Cashman III in the form attached as Exhibit A.

RESOLVED:	To approve the First Amendment to Letter Agreement between the Company and Maria T. Shields in the form attached as Exhibit B.

RESOLVED:	To approve the change of control provision in all stock option agreement for Peter J. Smith, Chairman, dated on or after February 17, 2011 as set forth in Exhibit C.

RESOLVED:	To approve the Non-Qualified Stock Option Agreement for Directors in the form attached as Exhibit D.

RESOLVED:	To approve the Incentive Stock Option Agreement in the form attached as Exhibit E.

RESOLVED:	To approve the Non-Qualified Stock Option Agreement in the Form attached as Exhibit F.

Executed as of the date set forth above.

/s/ John F. Smith
John F. Smith

/s/ Bill McDermott
Bill McDermott

/s/ Jacqueline C. Morby
Jacqueline C. Morby

EXHIBIT C

“In the case of a Transaction, (i) all stock options to purchase stock of the Company held by the Employee that were granted to the Employee prior to February 17, 2011 shall become fully exercisable and vested upon the effective date of and immediately prior to the consummation of the Transaction and (ii) all stock options to purchase stock of the Company held by the Employee that were granted to the Employee on or after February 17, 2011 shall be subject to Section 3(c) of the Company’s Third Amended and Restated 1996 Stock Option and Grant Plan, as amended, and to the extent such stock options are assumed or continued and thereafter remain in effect following such Transaction, then such stock options shall become fully exercisable and vested upon the date on which the Employee’s employment with the Company and its subsidiaries or successor entity terminates if such termination occurs during the 18-month period following the occurrence of the Transaction and such termination is either by the Company for any reason other than for Cause, death or disability, or there is (A) a diminution in the Employee’s responsibilities, authority or duties, (B) a diminution in the Employee’s Base Salary, target Incentive Bonus or equity compensation, (C) a change in the geographic location at which the Employee provides services to the Company or (D) a material breach of this Agreement by the Company and, in the case of (A), (B), (C) or (D), the Employee notifies the Company in writing of the occurrence of such event within sixty (60) days of its occurrence, the Employee cooperates in good faith with the Company’s efforts during the Cure Period to remedy the condition, notwithstanding such efforts the condition continues to exist, and the Employee terminates his employment within sixty (60) days after the end of the Cure Period.”